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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2007

              (Exact name of registrant as specified in its charter)

                              UNION BANKSHARES, INC.

(State or other jurisdiction       (Commission         (IRS Employer
of incorporation)                  File Number)        Identification Number)
Vermont                            001-15985           03-0283552

(Address of principal executive offices)
20 Main St., P.O. Box 667                   (Zip Code)
Morrisville, VT                             05661-0667

Registrant's telephone number, including area code:  (802) 888-6600

          (Former name or former address, if changed since last report)
                                  Not applicable

  Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  o Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.02:  Results of Operations and Financial Condition

      As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

     On July 13, 2007, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for our second quarter ended June 30, 2007, net income and net income per share year to date, as well as the declaration of a regular quarterly cash dividend.

Item 8.01 Other Events

On July 13, 2007 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $.28 per share. The dividend is payable on July 26, 2007 to shareholders of record on July 23, 2007.

Item 9.01.  Financial Statements and Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

     (c) Exhibits
         Exhibit 99.1 Union Bankshares, Inc. Press Release dated July 13, 2007, announcing a regular quarterly dividend and second quarter ended June 30, 2007 and year to date net income and net income per share

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Union Bankshares, Inc.

July 13, 2007                       /s/ Kenneth D. Gibbons
                                    ---------------------------------------
                                        Kenneth D. Gibbons, President & CEO


July 13, 2007                       /s/ Marsha A. Mongeon
                                    ---------------------------------------
                                        Marsha A. Mongeon, Treasurer & CFO
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                           EXHIBIT INDEX

         Exhibit 99.1 Union Bankshares, Inc. Press Release dated July 13, 2007, announcing a regular quarterly cash dividend and second quarter ended June 30, 2007 and year to date net income and net income per share.